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         EXHIBIT 11.1.  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
(DOLLARS IN THOUSANDS)                                      1999            1998          1999           1998
--------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE

    Net (loss) income                                  $   2,215      $  (4,902)      $   7,959      $   3,349
                                                      ===========    ===========     ===========    ===========

    Weighted average number of common
    and common equivalent shares:                     15,358,749      15,376,416     15,358,749     15,374,535

    Basic earnings per share                           $    0.14      $  ( 0.32)      $    0.52      $    0.22
                                                      ===========    ===========     ===========    ===========


DILUTED EARNINGS PER SHARE

    Net income                                         $   2,215      $  (4,902)      $   7,959      $   3,349
                                                      ===========    ===========     ===========    ===========

    Weighted average number of common
    and common equivalent shares:
    ---------------------------------

       Average number of shares outstanding           15,358,749      15,376,416     15,358,749     15,374,535

       Net effect of dilutive stock options
       based on the treasury method                       36,942         143,616         24,619         51,656

    Total average shares:                             15,395,691      15,520,032     15,383,368     15,426,191
                                                      ===========     ===========    ===========    ===========

    Diluted earnings per share                         $    0.14       $  ( 0.32)      $   0.52      $    0.22
                                                      ===========     ===========    ===========    ===========


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